Exhibit 3.1

BYLAWS

OF

CHARLES & COLVARD, LTD.

(As amended and restated effective May 19, 2011)

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BYLAWS

OF

CHARLES & COLVARD, LTD.

(As amended and restated effective May 19, 2011)

ARTICLE 1 – OFFICES

Section 1. Principal and Registered Office. The principal office of the corporation shall be located within the State of North Carolina or at such other place as the board of directors may from time to time determine. The registered office of the corporation may, but need not, be the same as the principal office.

Section 2. Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the board of directors may from time to time determine or as the affairs of the corporation may require.

ARTICLE 2 – MEETINGS OF SHAREHOLDERS

Section 1. Place of Meeting. Meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall in each case be designated by the chairman of the board, the chief executive officer, the secretary or the board of directors.

Section 2. Annual Meeting. The annual meeting of shareholders shall be held on such date and at such time as may be designated by the chairman of the board, the chief executive officer, the secretary or the board of directors for the purpose of electing directors of the corporation and the transaction of such other business as may be properly brought before the meeting.

Section 3. Substitute Annual Meeting. If the annual meeting is not held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4. Special Meetings. Special meetings of the shareholders may be called at any time by the president or the board of directors. Unless otherwise required by the articles of incorporation or by law, shareholders shall not be entitled to call a meeting of the shareholders of the corporation.

Section 5. Notice of Meetings.

(a) Timing; Recipients. At least 10 and no more than 60 days prior to any annual or special meeting of shareholders, the corporation shall provide written notice to shareholders of the date, time and place of the meeting and, in the case of a special meeting or where otherwise required by law, shall briefly describe the purpose or purposes of the meeting. Only business within the purpose or purposes described in the notice may be conducted at a special meeting. Unless otherwise required by the articles of incorporation or by law (for example, in the event of a meeting to consider the adoption of a plan of merger or share exchange, a sale of assets other than in the ordinary course of business or a voluntary dissolution), the corporation shall be required to give notice only to shareholders entitled to vote at the meeting. If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice thereof need not be given if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed pursuant to Article 7, Section 5 hereof, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

(b) Provision and means of notice. It shall be the primary responsibility of the secretary to give the notice, but notice may be given by or at the direction of the chief executive officer or other person or persons calling the meeting. Notice may be given either by mail or private carrier, or by telegraph, teletype, facsimile transmission or other form of electronic communication or by personal delivery. If mailed, such notice shall be deemed to be effective when deposited in the United States mail with postage thereon prepaid, correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders.

(c) Exceptions. Notice is not required to be given to a shareholder if (i) notice of two consecutive annual meetings, and all notices of meetings during the period between those two consecutive annual meetings, have been sent to the shareholder at the shareholder’s address as shown on the corporation’s current record of shareholders and have been returned undeliverable; or (ii) all, but not less than two, payments of dividends on securities during a twelve-month period, or two consecutive payments of dividends on securities during a period of more than twelve months, have been sent to the shareholder at the shareholder’s address as shown in the corporation’s current record of shareholders and have been returned undeliverable. If any shareholder delivers to the corporation a written notice setting forth the shareholder’s current address, the requirement that notice be given to the shareholder shall be reinstated.

Section 6. Proposals by Shareholders at Annual Meeting.

(a) Timing. At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting given in accordance with these bylaws; (ii) properly brought before the meeting by or at the direction of the board of directors; or (iii) properly brought before the meeting by a shareholder that (A) is a shareholder of record on the date of the giving of notice provided for in this Section and on the record date for the determination of shareholders entitled to vote at such annual meeting and (B) complies with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely and unless waived by formal action of the Board, a shareholder’s notice must be delivered to or mailed and received at the principal executive office of the corporation not fewer than sixty (60) and not more than ninety (90) calendar days in advance of the date that is the one year anniversary of the notice date in the corporation’s proxy statement for the previous year’s annual meeting of shareholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than thirty (30) days or delayed by more than sixty (60) days from the one year anniversary of the previous year’s annual meeting of shareholders, notice by a shareholder to be timely must be so received not earlier than the ninetieth (90th) day prior to such annual meeting and no later than the later of the 60th (sixtieth) day prior to such annual meeting or the close of business on the tenth (10th) day following the day notice of the date of the meeting was first mailed or public disclosure of the date of the meeting was first made (via press release reported by a national news service or via a filing with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), whichever occurs first. Announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of such notice by a shareholder.

(b) Notice requirements. To be properly brought before an annual meeting, a shareholder’s notice must set forth (in addition to any information required by applicable law): (i) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf such proposal is made; (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder and the beneficial owner on whose behalf the proposal is made; (iv) any material interest, direct or indirect, of the shareholder and such beneficial owner in such business; and (v) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal.

(c) Chairman responsibilities. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The chairman of such meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section and that such business shall not be transacted.

(d) Other requirements. In addition to the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act, the rules and regulations thereunder and the North Carolina Business Corporation Act (the “NCBCA”) with respect to matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 7. Director Nominations by Shareholders.

(a) Timing. Except as otherwise may be provided in the articles of incorporation, only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors. Nominations of persons for election to the board of directors may be made at an annual meeting of shareholders, or at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting, (i) by or at the direction of the board of directors (or any duly authorized committee thereof) or (ii) by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section. To be timely and unless waived by formal action of the board of directors, a shareholder’s notice with respect to an annual meeting must be delivered to or mailed and received at the principal executive office of the corporation not fewer than sixty (60) and not more than ninety (90) calendar days in advance of the date that is the one year anniversary of the notice date in the corporation’s proxy statement for the previous year’s annual meeting of shareholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than thirty (30) days or delayed by more than sixty (60) days from the one year anniversary of the previous year’s annual meeting of shareholders, or in the case of a special meeting, notice by a shareholder to be timely must be so received not earlier than the ninetieth (90th) day prior to such annual or special meeting and no later than the later of the 60th (sixtieth) day prior to such annual or special meeting or the close of business on the tenth (10th) day following the day notice of the date of the meeting was first mailed or public disclosure of the date of the meeting was first made (via press release reported by a national news service or via a filing with the SEC pursuant to the Exchange Act), whichever occurs first.

(b) Notice requirements. For such nomination to be properly made, such shareholder’s notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the shareholder (or the beneficial owner, if any, on whose behalf such nomination is made) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected), and (F) such additional information relating to such person as is deemed sufficient by the board of directors to establish that the person meets all minimum qualification standards or other criteria to serve as a director as may have been established by the board of directors or applicable law or listing standard; and (ii) as to the shareholder giving notice, the information required to be provided pursuant to Section 6 of this Article. At the request of the board of directors, any person nominated by a shareholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the shareholder’s notice of nomination that pertains to the nominee.

(c) Chairman responsibilities. No shareholder nominee shall be eligible for election as a director of the corporation at a meeting unless nominated in accordance with the procedures set forth in this Section. The chairman of such meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws and that the defective nomination shall be disregarded.

(d) Other requirements. In addition to the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act, the rules and regulations thereunder and the NCBCA with respect to matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 8. Voting Groups. All shares of one or more classes or series that under the articles of incorporation or the NCBCA are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the articles of incorporation or the NCBCA to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the articles of incorporation or specifically required by law.

Section 9. Quorum. A majority of the votes entitled to be cast by a voting group on a matter, represented in person or by proxy at a meeting of shareholders, shall constitute a quorum for that voting group for any action on that matter, unless quorum requirements are otherwise fixed by a court of competent jurisdiction acting pursuant to Section 55-7-03 of the NCBCA. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjourned meeting. Action may be taken by a voting group on a matter at any meeting at which a quorum of that voting group is represented, regardless of whether action is taken on the matter at that meeting by any other voting group. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn.

Section 10. Shareholders’ List. After a record date is fixed for a meeting in accordance with Section 5 of Article 7, the secretary of the corporation shall prepare an alphabetical list of the names of all of the corporation’s shareholders who are entitled to notice of the shareholders’ meeting. Such list shall be arranged by voting group (and within each voting group by class or series of shares) and shall show the address of and number of shares held by each shareholder. The shareholders’ list shall be made available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at such other place identified in the meeting notice in the city where the meeting will be held. Any shareholder, personally or by or with his or her representative, is entitled on written demand to inspect and, subject to the requirements of applicable law, to copy the list at his or her expense during regular business hours during the period that it is available for inspection. Any shareholder, personally or by or with his or her representative, is entitled to inspect the list at any time during the meeting or any adjournment thereof.

Section 11. Voting of Shares. Except as otherwise provided by the articles of incorporation or by law, each outstanding share of voting capital stock of the corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Unless otherwise provided in the articles of incorporation, cumulative voting for directors shall not be allowed. Action on a matter (other than the election of directors) by a voting group for which a quorum is present is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by the articles of incorporation, these bylaws or the NCBCA. Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Voting on all matters shall be by ballot, unless the chairman of the meeting determines otherwise. Absent special circumstances, the shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation, except that this provision shall not limit the power of the corporation to vote shares held by it in a fiduciary capacity.

Section 12. Proxies. Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or his or her duly authorized attorney-in-fact. In addition, (i) an appointment in the form of an electronic record that bears the shareholder’s electronic signature and that may be directly reproduced in paper form by an automated process shall be deemed a valid appointment form, and (ii) the corporation may permit a shareholder to appoint one or more proxies by any kind of telephonic transmission, even if not accompanied by written communication, under circumstances or together with information from which the corporation can reasonably assume that the appointment was made or authorized by the shareholder. An appointment of proxy is valid for 11 months from the date of its execution, unless a different period is expressly provided in the appointment form.

Section 13. Inspectors of Elections.

(a) Appointment of inspectors of election. The board of directors may appoint one or more inspectors of election to act at any meeting of shareholders or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the person acting as chairman of the meeting.

(b) Duties of inspectors. Unless the board of directors or chairman of the meeting, as applicable, determines otherwise, the inspector or inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspector or inspectors of election shall perform his or her duties impartially, in good faith, to the best of his or her ability and as expeditiously as is practical.

(c) Report of inspectors. On request of the board of directors, the chairman of the meeting or any shareholder or his proxy, as applicable, the inspector or inspectors of election shall make a report in writing of any challenge or question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by him or them is prima facie evidence of the facts stated therein.

Section 14. Conduct of Meetings.

(a) Unless determined otherwise by the board of directors, the chairman of the board of the corporation shall act as chairman at all meetings of shareholders and the secretary or an assistant secretary of the corporation shall act as secretary at all meetings of shareholders.

(b) The board of directors of the corporation may, to the extent not prohibited by applicable law, establish such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the board of director or the chairman of the meeting, may, to the extent not prohibited by applicable law, include, without limitation, the following: (i) establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) rules and procedures for dismissal of business not properly submitted (including but in no way limited to matters described in Sections 7 and 8 of this Article); (iv) limitations on attendance at or participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit; (v)

restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted for questions or comments by participants; and (vii) regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 15. Attendance by Electronic Means. If and to the extent authorized by the board of directors, a shareholder or the shareholder’s proxy not physically present at a meeting of shareholders may attend the meeting by electronic or other means of remote communication that allows the shareholder or proxy to: (i) read or hear the meeting proceedings substantially concurrently as the proceedings occur; (ii) be read or be heard substantially concurrently as the shareholder or proxy communicates; and (iii) vote on matters with respect to which the shareholder or proxy is entitled to vote.

ARTICLE 3 – BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed, and all corporate powers of the corporation shall be exercised, by or under the direction and authority of the board of directors, except as otherwise provided by the articles of incorporation or by a valid shareholders’ agreement.

Section 2. Number, Term and Qualification. The number of directors constituting the board of directors shall be not less than five nor more than ten. The number of directors within this variable range may be fixed or changed from time to time by the shareholders or the board of directors. At any time that the corporation has nine or more directors, the directors shall be divided into three classes, as nearly equal in number as possible. The directors serving at such time shall designate individual directors as the initial members of such class, with the term of office of the first class to expire at the next occurring annual meeting of shareholders, with the term of office of the second class to expire one year thereafter, and with the term of office of the third class to expire one year thereafter. At each annual meeting of shareholders following the initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, provided, that notwithstanding the expiration of the term of the director, the director shall continue to hold office until a successor is elected and qualifies or until his death, resignation, removal or disqualification or until there is a decrease in the number of directors. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

Section 3. Removal. Directors may be removed from office by the shareholders with or without cause (unless the articles of incorporation provide that directors may be removed only for cause), provided the notice of the meeting of shareholders at which such action is to be taken states that a purpose of the meeting is removal of the director and the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

Section 4. Vacancies. Except as otherwise provided in the articles of incorporation, a vacancy occurring in the board of directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by (i) the board of directors, or (ii) in the event that the remaining directors in office constitute fewer than a quorum of the board of directors, the affirmative vote of a majority of all the directors, or by the sole director, remaining in office. The shareholders may elect a director at any time to fill a vacancy not filled by the directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 5. Chairman and Vice Chairman of the Board of Directors. The chairman of the board of directors, if elected by the board of directors, shall preside at meetings of the board of directors and shall have such other authority and perform such other duties as the board of directors shall designate. The vice chairman of the board of directors, if elected by the board of directors, shall have such authority and perform such duties as the board of directors shall designate.

Section 6. Compensation. The board of directors may compensate directors for their services as such and may provide for the payment of expenses incurred by the directors in connection with such services. Any director may serve the corporation in any other capacity and receive compensation therefor.

ARTICLE 4 – MEETINGS OF DIRECTORS

Section 1. Annual and Regular Meetings. The annual meeting of the board of directors shall be held on the same day as the annual meeting of the shareholders, or at such other date, time and place as the board of directors may determine. The board of directors may by resolution provide for the holding of regular meetings of the board of directors on specified dates and at specified times. If any date for which a regular meeting is scheduled is a legal holiday, the meeting shall be held on a date designated in the notice of the meeting, if any, during either the same week in which the regularly scheduled date falls or during the preceding or following week, unless the board of directors determines otherwise. Regular meetings of the board of directors shall be held at the principal office of the corporation or at such other place as may be designated in the notice of the meeting or resolution, as applicable.

Section 2. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the chief executive officer or any two directors. Such meetings may be held at the time and place designated in the notice of the meeting.

Section 3. Notice of Meetings; Waiver of Notice.

(a) Unless the articles of incorporation provide otherwise, regular meetings of the board of directors (including the annual meeting) may be held without notice of the date, time, place or purpose of the meeting. With respect to special meetings of the board of directors, unless the articles of incorporation provide otherwise, each member of the board of directors shall be given notice not less than five days before the meeting by telephone, facsimile transmission, letter, electronic delivery or in person, stating the date, time and place of each special meeting. Notice for any such special meeting need not describe the purpose of the special meeting unless required by the articles of incorporation, the bylaws or applicable law.

(b) A director may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records. Attendance at or participation by a director in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 4. Quorum. Except as otherwise provided in the articles of incorporation, a majority of the number of directors prescribed by or pursuant to the bylaws, or if no number is prescribed, a majority of the number of directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at a meeting of the board of directors.

Section 5. Manner of Acting. Except as otherwise provided in the articles of incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 6. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors or a committee of the board of directors at which action on any corporate matter is taken is deemed to have assented to the action taken unless: (i) he objects at the beginning of the meeting (or promptly upon arrival) to holding, or transacting business at, the meeting; (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he files written notice of his dissent or abstention to such action with the presiding officer of the meeting before its adjournment or with the corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not apply to a director who voted in favor of such action.

Section 7. Action Without Meeting. Unless otherwise provided in the articles of incorporation, action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if, before or after such action, unrevoked written consents thereto describing the action taken are signed by all members of the board of directors and included in the minutes or filed with the corporate records. Action taken in accordance with this Section is effective when one or more unrevoked consents signed by all of the directors are delivered to the corporation, unless the consents specify a different effective date. A director’s consent to action may be revoked in a writing signed by the director and delivered to the corporation prior to the action becoming effective. A director’s consent to action taken without meeting or revocation thereof may be in electronic form and delivered by electronic means.

Section 8. Meeting by Communications Device. Unless otherwise provided in the articles of incorporation, the board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE 5 – COMMITTEES

Section 1. Election and Powers. Unless otherwise provided by the articles of incorporation, the bylaws or applicable law, a majority of the board of directors may create one or more committees of directors and appoint one or more directors to serve at the pleasure of the board of directors on each such committee. To the extent specified by the board of directors or in the articles of incorporation or the bylaws, each committee shall have and may exercise the corporate powers of the board of directors and the management of the business and affairs of the corporation, except that no committee shall have authority to do the following:

(a) Authorize distributions;

(b) Approve or propose to shareholders action required to be approved by shareholders;

(c) Fill vacancies on the board of directors or on any of its committees;

(d) Amend the articles of incorporation;

(e) Adopt, amend or repeal the bylaws; or

(f) Approve a plan of merger not requiring shareholder approval.

Section 2. Removal; Vacancies. Any member of a committee may be removed at any time with or without cause, and vacancies in the membership of a committee by means of death, resignation, disqualification or removal shall be filled by a majority of the whole board of directors.

Section 3. Meetings; Notice; Waiver of Notice; Quorum. The provisions of Article 4 governing meetings of the board of directors, action without meeting, notice, waiver of notice and quorum and voting requirements shall apply to the committees of the board of directors and their members.

Section 4. Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the board of directors at or before the next meeting of the board of directors.

ARTICLE 6 – OFFICERS

Section 1. Titles. The officers of the corporation shall be a chief executive officer, president, a secretary and a treasurer and may include an executive vice president, one or more vice presidents, a controller, one or more assistant secretaries, one or more assistant treasurers, one or more assistant controllers, and such other officers as the board of directors may from time to time appoint or as may otherwise be appointed pursuant to this Article. The officers shall have the authority and perform the duties as set forth herein or as from time to time may be prescribed by the board of directors, a duly designated committee of the board of directors, or by the chief executive officer (to the extent that the chief executive officer is authorized by the board of directors or a duly designated committee of the board of directors to prescribe the authority and duties of officers). Any duly appointed officer may appoint one or more officers or assistant officers if authorized by the bylaws or the board of directors. Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

Section 2. Appointment and Term. The officers of the corporation shall be appointed from time to time by the board of directors or a duly designated committee of the board of directors, or appointed from time to time by a duly appointed officer if such officer is so authorized by the board of directors or a duly designated committee of the board of directors. Each officer shall hold office until a successor is duly appointed and qualified, or until his or her resignation, retirement, death, removal or disqualification.

Section 3. Removal. Any officer may be removed at any time with or without cause by (i) the board of directors, (ii) the appointing officer, unless the bylaws or the board of directors provide otherwise, or (iii) any other officer if authorized by the bylaws or the board of directors, but removal shall not itself affect the officer’s contract rights, if any, with the corporation.

Section 4. Vacancies. Vacancies among the officers may be filled and new offices may be created and filled by the board of directors or a duly designated committee of the board of directors, or by the chief executive officer (to the extent authorized by the board of directors or a duly designated committee of the board of directors).

Section 5. Compensation. The compensation of the officers shall be fixed by or at the direction of the board of directors or a duly designated committee of the board of directors.

Section 6. Chief Executive Officer. The chief executive officer, if such officer is elected, shall, subject to the control of the board of directors, have general supervision, direction and control of the business and affairs of the corporation in the ordinary course of its business. The chief executive officer may perform such acts, not inconsistent with applicable law or the provisions of these bylaws, as may be performed by the chief executive officer of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the corporation. The chief executive officer shall report directly to the board of directors and shall have such other powers and perform such other duties as the board of directors or a duly designated committee of the board of directors shall designate or as may be provided by applicable law or prescribed by these bylaws.

Section 7. President. In the absence or inability or refusal to act of the chief executive officer, the president shall have all of the powers and duties of the chief executive officer. The president shall have such other powers and perform such other duties as the board of directors or a duly designated committee of the board of directors or the chief executive officer (to the extent that the chief executive officer is authorized by the board of directors or a duly designated committee of the board of directors to prescribe the authority and duties of other officers) shall designate or as may be provided by applicable law or prescribed by these bylaws.

Section 8. Vice Presidents. The executive vice president, if such officer is elected or appointed, shall exercise the powers of the president during that officer’s absence or inability to act. In default of both the president and the executive vice president, any other vice president may exercise the powers of the president. Any action taken by a vice president in the performance of the duties of the president shall be presumptive evidence of the absence or inability to act of the president at the time the action was taken. The vice presidents shall have such other powers and perform such other duties as may be assigned by the board of directors or a duly designated committee of the board of directors or by the chief executive officer or the president (to the extent that the chief executive officer or the president is authorized by the board of directors or a duly designated committee of the board of directors to prescribe the authority and duties of other officers).

Section 9. Secretary. The secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and of the board of directors and shall give all notices required by law and by these bylaws. The secretary shall have general charge of the corporate books and records and shall have the responsibility and authority to maintain and authenticate such books and records. The secretary shall have general charge of the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it. The secretary shall have general charge of the stock transfer books of the corporation and shall keep at the principal office of the corporation a record of shareholders, showing the name and address of each shareholder and the number and class of the shares held by each. The secretary shall sign such instruments as may require the signature of the secretary, and in general shall perform the duties incident to the office of secretary and such other duties as may be assigned from time to time by the board of directors or a duly designated committee of the board of directors or the chief executive officer (to the extent that the chief executive officer is authorized by the board of directors or a duly designated committee of the board of directors to prescribe the authority and duties of other officers).

Section 10. Assistant Secretaries. Each assistant secretary, if such officer is elected, shall have such powers and perform such duties as may be assigned by the board of directors or a duly designated committee of the board of directors or the chief executive officer or the secretary (to the extent the chief executive officer or the secretary is authorized by the board of directors or a duly designated committee of the board of directors to prescribe the authority and duties of other officers), and the assistant secretaries shall exercise the powers of the secretary during that officer’s absence or inability to act.

Section 11. Treasurer. The treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the board of directors or a duly designated committee of the board of directors. The treasurer shall keep full and accurate accounts of the finances of the corporation, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. The corporation shall provide the annual financial statements, or a written notice of their availability, to each shareholder within 120 days of the close of each fiscal year. The treasurer shall in general perform all duties incident to the office and such other duties as may be assigned from time to time by the board of directors or a duly designated committee of the board of directors or the chief executive officer (to the extent that the chief executive officer is authorized by the board of directors or a duly designated committee of the board of directors to prescribe the authority and duties of other officers).

Section 12. Assistant Treasurers. Each assistant treasurer, if such officer is elected, shall have such powers and perform such duties as may be assigned by the board of directors or a duly designated committee of the board of directors or the chief executive officer or the treasurer (to the extent that the chief executive officer or the treasurer is authorized by the board of directors or a duly designated committee of the board of directors to prescribe the authority and duties of other officers), and the assistant treasurers shall exercise the powers of the treasurer during that officer’s absence or inability to act.

Section 13. Controller and Assistant Controllers. The controller, if such officer is elected, shall have charge of the accounting affairs of the corporation and shall have such other powers and perform such other duties as the board of directors or a duly designated committee of the board of directors or the chief executive officer (to the extent that the chief executive officer is authorized by the board of directors or a duly designated committee of the board of directors to prescribe the authority and duties of other officers) shall designate. Each assistant controller shall have such powers and perform such duties as may be assigned by the board of directors or a duly designated committee of the board of directors or the chief executive officer or controller (to the extent that the chief executive officer or controller is authorized by the board of directors or a duly designated committee of the board of directors to prescribe the authority and duties of other officers), and the assistant controllers shall exercise the powers of the controller during that officer’s absence or inability to act.

Section 14. Voting Upon Stocks. Unless otherwise ordered by the board of directors or a duly designated committee of the board of directors, the chief executive officer shall have full power and authority on behalf of the corporation to attend, act and vote at meetings of the shareholders of any corporation in which this corporation may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the corporation might have possessed and exercised if present. The board of directors or a duly designated committee of the board of directors may by resolution from time to time confer such power and authority upon any other person or persons.

ARTICLE 7 – CAPITAL STOCK

Section 1. Certificates. The board of directors may authorize the issuance of some or all of the shares of the corporation’s classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the board of directors. Certificates shall be signed, either manually or in facsimile, by (i) the chief executive officer, president or a vice president and by the secretary, assistant secretary, treasurer or assistant treasurer, or (ii) any two officers designated by the board of directors. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer records of the corporation. When shares are represented by certificates, the corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred certificates representing the shares owned by such shareholder. When shares are not represented by certificates, within a reasonable time after the issuance or transfer of such shares, the corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by Sections 55-6-25(b)-(c) and, if applicable, Section 55-6-27 of the NCBCA. Unless otherwise provided by applicable law, the articles of incorporation, bylaws or any other instrument, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 2. Transfer of Shares. The corporation shall keep, or cause one or more stock transfer agents to keep, the stock transfer records of the corporation, which shall reflect the name and address of each shareholder of record, the number and class or series of shares issued to each shareholder of record, the designation of the series (if any), and the date of issue of each such share. Transfers of certificated shares shall be made only upon surrender of the certificate for the shares sought to be transferred by the record holder or by a duly authorized agent, transferee or legal representative. All certificates surrendered for transfer or reissue shall be canceled before new certificates for the shares shall be issued.

Section 3. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

Section 4. Regulations. The board of directors may make rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of capital stock of the corporation.

Section 5. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may fix in advance a date as the record date for the determination of shareholders. The record date shall be not more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the board of directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the date the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders. The board of directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the board of directors for such determination, the record date shall be the date the board of directors authorizes the distribution or share dividend.

Section 6. Lost, Stolen or Destroyed Certificates. The board of directors must authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken, upon receipt of (a) an affidavit from the person explaining the loss, destruction or wrongful taking, and (b) a bond from the claimant in a sum as the corporation may reasonably direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost, destroyed or wrongfully taken. The board of directors may, in its discretion, waive the affidavit and bond and authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken.

ARTICLE 8 – INDEMNIFICATION OF DIRECTORS
AND OFFICERS

Section 1. Indemnification Provisions. Any person who at any time serves or has served as a director or officer of the corporation or of any wholly owned subsidiary of the corporation, or in such capacity at the request of the corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of the corporation or of any wholly owned subsidiary thereof (a “Claimant”), shall have the right to be indemnified and held harmless by the corporation to the fullest extent from time to time permitted by law against all liabilities (as hereinafter defined) and litigation expenses (as hereinafter defined) in the event a claim shall be made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the corporation, including all appeals therefrom (a “proceeding”), arising out of that person’s status as such or that person’s activities in any such capacity; provided, that such indemnification shall not be effective with respect to (a) that portion of any liabilities or litigation expenses with respect to which the Claimant is entitled to receive payment under any insurance policy or (b) any liabilities or litigation expenses incurred on account of any of the Claimant’s activities which were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of the corporation.

Section 2. Definitions. As used in this Article, (a) “liabilities” shall include, without limitation, (1) payments in satisfaction of any judgment, money decree, excise tax, fine or penalty for which Claimant had become liable in any proceeding and (2) payments in settlement of any such proceeding subject, however, to Section 3 of this Article 8; (b) “litigation expenses” shall include, without limitation, (1) reasonable costs and expenses and attorneys’ fees and expenses actually incurred by the Claimant in connection with any proceeding and (2) reasonable costs and expenses and attorneys’ fees and expenses in connection with the enforcement of rights to the indemnification granted hereby or by applicable law, if such enforcement is successful in whole or in part; and (c) “disinterested directors” shall mean directors who are not party to the proceeding in question.

Section 3. Settlements. The corporation shall not be liable to indemnify the Claimant for any amounts paid in settlement of any proceeding effected without the corporation’s written consent. The corporation will not unreasonably withhold its consent to any proposed settlement.

Section 4. Litigation Expense Advances.

(a) Except as provided in subsection (b) below, any litigation expenses shall be advanced to any Claimant within 30 days of receipt by the secretary of the corporation of a demand therefor, together with an undertaking by or on behalf of the Claimant to repay to the corporation such amount unless it is ultimately determined that Claimant is entitled to be indemnified by the corporation against such expenses. The secretary shall promptly forward notice of the demand and undertaking immediately to all directors of the corporation.

(b) Within 10 days after mailing of notice to the directors pursuant to subsection (a) above, any disinterested director may, if desired, call a meeting of all disinterested directors to review the reasonableness of the expenses so requested. No advance shall be made if a majority of the disinterested directors affirmatively determines that the item of expense is unreasonable in amount; but if the disinterested directors determine that a portion of the expense item is reasonable, the corporation shall advance such portion.

(c) Without limiting the rights contained in subsection (a) above, the board of directors may take action to advance any litigation expenses to a Claimant upon receipt of an undertaking by or on behalf of the Claimant to repay to the corporation such amount unless it is ultimately determined that the Claimant is entitled to be indemnified by the corporation against such expenses.

Section 5. Approval of Indemnification Payments. Except as provided in Section 4 of this Article, the board of directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by Section 1 of this Article, including, without limitation, making a good faith evaluation of the manner in which the Claimant acted and of the reasonable amount of indemnity due the Claimant. In taking any such action, any Claimant who is a director of the corporation shall not be entitled to vote on any matter concerning such Claimant’s right to indemnification.

Section 6. Suits by Claimant. No Claimant shall be entitled to bring suit against the corporation to enforce his rights under this Article until 60 days after a written claim has been received by the corporation, together with any undertaking to repay as required by Section 4 of this Article. It shall be a defense to any such action that the Claimant’s liabilities or litigation expenses were incurred on account of activities described in clause (b) of Section 1, but the burden of proving this defense shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of the action to the effect that indemnification of the Claimant is proper in the circumstances, nor an actual determination by the corporation that the Claimant had not met the standard of conduct described in clause (b) of Section 1, shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.

Section 7. Consideration; Personal Representatives and Other Remedies. Any person who during such time as this Article or corresponding provisions of predecessor bylaws is or has been in effect serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing so or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein or therein. The right of indemnification provided herein or therein shall inure to the benefit of the legal representatives of any person who qualifies or would qualify as a Claimant hereunder, and the right shall not be exclusive of any other rights to which the person or legal representative may be entitled apart from this Article.

Section 8. Scope of Indemnification Rights. The rights granted herein shall not be limited by the provisions of Section 55-8-51 of the General Statutes of North Carolina or any successor statute.

ARTICLE 9 – GENERAL PROVISIONS

Section 1. Dividends and other Distributions. The board of directors may from time to time declare and the corporation may pay dividends or make other distributions with respect to its outstanding shares in the manner and upon the terms and conditions provided by the articles of incorporation, the bylaws and applicable law.

Section 2. Seal. The seal of the corporation shall be any form approved from time to time or at any time by the board of directors.

Section 3. Contracts; Loans; Checks; Deposits.

(a) The board of directors may authorize such officers as it deems appropriate to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances. In addition, unless the board of directors determines otherwise, each officer shall have such authority as may be incident to his or her particular office to enter into contracts and execute and deliver instruments on behalf of the corporation.

(b) No loans shall be contracted on behalf of the corporation and no evidence of indebtedness on behalf of the corporation shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

(c) All checks, drafts or orders for the payment of money issued in the name of the corporation shall be signed by the officer or officers or other individuals that the board of directors or the chief executive officer may from time to time designate.

(d) All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as may be selected by or under the authority of the board of directors.

Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors.

Section 5. Amendments. Unless otherwise provided in the articles of incorporation or a bylaw adopted by the shareholders or by law, these bylaws may be amended or repealed by the board of directors, except that a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board of directors if neither the articles of incorporation nor a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend or repeal that particular bylaw or the bylaws generally. These bylaws may be amended or repealed by the shareholders even though the bylaws may also be amended or repealed by the board of directors. A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed (i) if originally adopted by the shareholders, only by the shareholders, unless such bylaw as originally adopted by the shareholders provides that such bylaw may be amended or repealed by the board of directors, or (ii) if originally adopted by the board of directors, either by the shareholders or by the board of directors. A bylaw that fixes a greater quorum or voting requirement for the board of directors may not be adopted by the board of directors by a vote less than a majority of the directors then in office and may not itself be amended by a quorum or vote of the directors less than the quorum or vote prescribed in such bylaw or prescribed by the shareholders.

Section 6. Shareholders’ Agreement. In the event of a conflict between these bylaws and a valid shareholders’ agreement, the shareholders’ agreement shall control.

Section 7. Electronic Transactions. The corporation may conduct any action or set of actions by any electronic means.

Section 8. Definitions. Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the NCBCA to the extent defined therein. In addition, without limiting the effect of the foregoing, the term “law” or “applicable law” as used in these bylaws shall refer to any applicable laws, rules or regulations, including but not limited to the NCBCA, applicable federal securities laws, rules and regulations and the rules and regulations of any applicable stock exchange or listing organization.